UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

GYRODYNE, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Alon Y. Kapen

Farrell Fritz, P.C.

400 RXR Plaza

Uniondale, New York 11556

(516)227-0633

Payment of Filing Fee (Check all boxes that apply)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 28, 2023, Gyrodyne, LLC issued a press release confirming receipt of director nominations from Star Equity Fund, LP. A copy of the press release is set forth below.

Gyrodyne Confirms Receipt of Star Equity’s Notice of Intent

to Nominate Two Director Candidates at the 2023 Annual Meeting

No Shareholder Action Required at This Time

St. James, New York, April 28, 2023 (GLOBE NEWSWIRE) -- Gyrodyne, LLC (NASDAQ: GYRO) (the “Company”), an owner and manager of a diversified portfolio of real estate properties, today confirmed receipt of a notice (the “Notice”) from Star Equity Fund, LP ( “Star Equity”) of its intent to nominate two individuals to stand for election to the Company’s Board of Directors (the “Board”) at the 2023 annual meeting of shareholders (the “Annual Meeting”).

The Board, consistent with its fiduciary duties, will review Star Equity’s proposed nominees and will present its recommendations for director candidates in the Company’s definitive proxy statement, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”). The Board will also review Star Equity’s notice for compliance with the Company’s established procedures under its Amended and Restated Limited Liability Company Agreement and applicable law.

The date of the Annual Meeting has not yet been announced. Shareholders are not required to take any action at this time.

About Gyrodyne, LLC

Gyrodyne, LLC owns and manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties in the New York metropolitan area. The Company owns a 63 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property, and a medical office park in Cortlandt Manor, New York, both of which are the subject of plans to seek value-enhancing entitlements. The Company's common shares are traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about the Company may be found on its web site at www.gyrodyne.com.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the Company's efforts to enhance the values of its remaining properties and seek the orderly, strategic sale of such properties as soon as reasonably practicable, risks associated with the Article 78 Proceeding against the Company and any other litigation that may develop in connection with our efforts to enhance the value of and sell our properties, ongoing community activism, risks related to the recent banking crisis and closure of two major banks (including one with whom the Company indirectly has a mortgage loan), regulatory enforcement, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, the ability to obtain additional capital in order to enhance the value of the Flowerfield and Cortlandt Manor properties, the potential effects of the COVID-19 pandemic, the risk of inflation, rising interest rates, recession and supply chain constraints or disruptions, and other risks detailed from time to time in the Company's SEC reports.

Important Additional Information

The Company intends to file a proxy statement and BLUE proxy card with the SEC in connection with its upcoming Annual Meeting and, in connection therewith, the Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 30, 2023, contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, and on the Company’s website at http://www.gyrodyne.com/insidertransactions.php or through the SEC’s website at www.sec.gov. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://www.gyrodyne.com/proxy.php.

Contact:

Longacre Square Partners

Joe Germani / Aaron Rabinovich

jgermani@longacresquare.com / arabinovich@longacresquare.com

Mackenzie Partners

Bob Marese

bmarese@mackenziepartners.com